EXHIBIT 10.43
             AMENDMENT OF GAS PURCHASE CONTRACT

      WHEREAS,   Panda-Rosemary  Corporation,   a   Delaware
corporation and Natural Gas Clearinghouse, a Colorado general partnership ("Seller") entered into a certain Gas Purchase Contract dated April 12, 1990, providing for the delivery and sale of natural gas to a certain cogeneration facility located in Roanoke Rapids, North Carolina (the "Contract"); and

      WHEREAS, pursuant to a certain Consent to Assignment, Delegation and Assumption Agreement dated January 6, 1992, Panda Rosemary Corporation assigned all of its rights under the Contract to Panda-Rosemary, L.P., dba Panda-Rosemary Limited Partnership, a Delaware limited partnership ("Buyer"), and Buyer assumed all of the obligations under the Contract, and Seller consented to such assignment and assumption; and

     WHEREAS,  Buyer  and  Seller  desire  to  amend   and
supplement the terns and conditions of the Contract.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in the Contract and in this Amendment, the parties hereby amend and supplement the Contract as follows:

1. Section 1.01 of the Contract is deleted and Sections 1.02 through and including ,.10 are renumbered Sections 1.01 through 1.09.

      2. A new Section 1.10 is added to the Contract :

         1.10   "FTNT   Agreement"  shall   mean   the   firm
transportation agreement dated October 22, 1991 executed by Buyer and Transcontinental Gas Pipeline Corporation.

     3. Section 1.14 of the Contract is deleted and replaced by a new Section 1.14:

        1.14  "Maximum Daily Quantity" shall be Buyer's Total
Contract   Quantity  (TCQ)  as  established  in   the   FTNT
Agreement.

     4. Delete Section 1.15 of the Contract and  Sections
1.16 and l. 17 are renumbered Sections 1.15 and 1.16.

     5. Delete Section 2.03 of the Contract and substitute a new Section 2.03:

        2.03 Nomination. on or before ten (10) business Days prior to the beginning of each Month, Buyer shall designate the minimum volume of Gas it anticipates taking and purchasing from Seller each Day during the following Month ("Minimum Daily Quantity"), which will constitute Buyer's nomination of Gas for that Month. Unless the parties agree otherwise, Seller will deliver the Minimum Daily Quantities at the Delivery Points designated as "Primary Points" under Item No. 1 on Exhibit A to this Agreement. Following Buyer's nomination of the Minimum Daily Quantity, and upon no less than twenty-four hours advance notice to Seller, Buyer may reduce its nomination to as low as zero or increase its nomination to the Maximum Daily Quantity, provided that any reduction must be the result of a reduction in Buyer' s consumption of Gas and not the result of Buyer replacing Gas nominated under this Contract with Gas purchased from a third party supplier. Seller's obligation to deliver and Buyer's obligation to purchase quantities of Gas in excess of the Minimum Daily Quantity is subject to agreement on the price to be paid for the excess quantities, as set forth in Section 4.02(c) of this Contract. Unless the parties agree otherwise, quantities of Gas in excess of the Minimum Daily Quantity will be delivered at the Delivery Points designated as "Secondary Points" under Item No. 1 on Exhibit A to this Agreement. Notwithstanding the foregoing notice deadline, the parties shall use their best efforts to implement changes in Buyer' s nomination communicates} to Seller later than the twenty-four hour advance notice deadline.

     6. Delete Section 4.02 of the Contract and substitute a new Section 4.02:

        4.02 Gas Price for Subsequent Years.

      a. Beginning on October 1, 1991 and continuing through October 31, 1992, the price payable to Seller for quantities of Gas delivered to Buyer shall be the arithmetic average of the Gas prices reported for the Months October 1990 through September 1991 in first monthly issue of Inside FERC's gas Market Report in the table titled "Prices of Spot Gas Delivered to Pipelines" under the heading "Texas Gas Transmission Corp." in the column labeled "Index Price" plus twenty-four and seven-tenths cents ($0. 247) per Tutu.

      b. Beginning November 1, 1992 and continuing until termination of the Contract, the price payable to Seller for Gas delivered to Buyer in volumes up to the Minimum Daily Quantity shall be the Index Price applicable during the Month of delivery plus four cents ($0. 04) per MMBtu. The
Index Price shall vary according to the Delivery Point and shall be as follows:

            i. Carthage, Texas Delivery Point - the price reported in the first monthly issue of Inside FERC's Gas Market Report in the table titled "Prices of Spot Gas Delivered to Pipelines" under the heading "Texas Gas Transmission Corp. Zone 1" in the column labeled "Index Price".

            ii.  Ada,  Louisiana Delivery Point - the  Texas
Gas Transmission Corp. Zone 1 Index Price described in subpart i. of this Section.

           iii. Eunice, Louisiana Delivery Point the - price reported in the first monthly issue of Inside FERC's Gas Market Report in the table titled "Prices of Spot Gas Delivered to Pipelines" under the heading "Texas Gas Transmission Corp. Zone SL" in the Column labeled "Index Price".
           iv. Henry Hub - Delivery Point - the price reported in the first monthly issue of Inside FERC's Gas Market Report in the entry titled "Henry Hub Cash Price".

       c. Beginning November 1, 1992 and continuing until termination of the Contract, the price payable to Seller for Quantities of Gas in excess of the Minimum Daily Quantity nominated by Buyer in accordance with Section 2.03 of this Contract shall equal Seller's actual cost incurred in acquiring the excess gas plus an administrative fee of 50.04 per MMBtu.

     7. Delete Section 4.03 of the Contract and substitute a new Section 4.03:

        4.03 Transportation Options and Charges. Seller shall, upon Buyer's request or requests from time to tine, transport the Gas to the Receipt Point utilizing Buyer's
FTNT    Agreement   or  the  lowest  priced   transportation
available from various pipelines Seller utilizes to deliver the Gas to that Receipt Point. If Buyer requests deliveries to the Receipt Point, then Buyer and Seller shall enter into a mutually acceptable agreement naming Seller as agent under Buyer's firm or interruptible transportation agreements. Seller shall invoice Buyer for all transportation costs incurred by it in transporting the Gas from the Delivery Point to the Receipt Point at the same time as it invoices
Buyer   for   Gas   purchases  and  Buyer  shall   pay   the
transportation costs at the same time that it pays for  said
Gas purchases.

           a. Delete Section 4.04 of the Contract and substitute a new Section 4.04:

       4.04 Buyer's Failure to Purchase. Should Buyer fail to purchase the Minimum Daily Quantity it nominates prior to the beginning of the Month of delivery in accordance with
Section 2.03 of this Contract, and such failure is not excused under Article XI of the Contract, Buyer shall pay Seller an amount equal to $0.14 per MMBtu of Gas Buyer failed to purchase as liquidated damages. It is expressly stipulated by the parties that, in the event Seller does not resell the Gas Buyer failed to purchase prior to the date designated above, the actual amount of damages resulting from Buyer's failure to purchase the Gas would be difficult if not impossible to determine accurately because of the unique nature of this Contract, the unique needs and obligations of Seller, the uncertainties of the gas market and differences of opinion with respect to such matters, and that the liquidated damages provided for in this Section are a reasonable estimate by the parties of such damages.

     9. Delete Section 4.05 of the Contract and substitute a new Section 4.05:

         4.05  The  rules,  guidelines,  and  policies  of  the
pipeline(s)  actually  transporting  gas  hereunder  to   the
Delivery Point(s), as may be changed from time to time, shall define and set forth the manner in which gas purchased and sold under this Agreement is transported. Buyer and Seller recognize that the receipt and delivery on the pipeline's facilities of gas purchased and sold under this Agreement shall be subject to the operational procedures of the pipeline. In the event the pipeline elects to transport in accordance with the General Terms and Conditions of its then effective Federal Energy Regulatory Commission Gas Tariff which may allow the pipeline to impose scheduling fees, penalties, cash-out costs or similar charges for imbalances (imbalance charges), Buyer and Seller shall be obligated to use their best efforts to avoid imposition of such charges.
If during any month Buyer or Seller receives an invoice from the pipeline which includes an imbalance charge, both parties shall be obligated to use their tees efforts to determine the Fragility as well as the cause of such imbalance charge. If the parties determine that the iota lance charge was imposed as a result of Buyer's actions (which shall include, but shall not be limited to, Buyer's failure to accept a daily quantity of gas equal to Buyer's nomination of its daily volume requirements), then Buyer
shall   pay  for  such  imbalance  charge.  If  the  parties
determine that the imbalance charge was imposed as a  result of Seller's actions (which shall include, but not be limited to, Seller's failure to deliver a daily quantity of
gas   equal  to  Buyer's  nomination  of  its  daily  volume
requirements), then Seller shall pay such imbalance charge.

      10. Delete Section 4.08 of the Contract and substitute a new Section 4.08:

          4.08 Substitute Index Price. In the event that the index used to compute the Index Price is discontinued or if at any time becomes unresponsive to the actual price of Gas available for sale to and purchase and use by the facility, the parties shall mutually agree upon a substitute index; provided that, if such an agreement is not reached within thirty (30) Days after commencement of negotiation to select
a   new  index,  then  the  matter  shall  be  submitted  to
arbitration as provided in Article XII hereof. The parties shall continue to perform under the Contract during the period prior to the arbitrators' decision under the pricing and other conditions in effect immediately prior to either party's invocation of arbitration. The decision of the arbitration panel shall be made retroactive to the date that arbitration was invoked and appropriate adjustments in the amount paid for Gas delivered under this Contract shall be made in order to give full effect to the retroactive decision.

     11. Delete Section 7.02 of the Contract and substitute a new Section 7.02:

          7.02 Buyer's Early Termination Privilege. Buyer may wish to purchase gas reserves for the purpose of supplying Gas to the Facility and, if it does so, and Buyer intends that such reserves will replace the supply of gas furnished by Seller under this Agreement, then Buyer shall have the right at any time, to terminate this Contract by tendering written notice to Seller not less than one hundred and twenty (120) Days prior to the effective date of such termination. If Buyer exercises such privilege, then this Contract shall be ended and the rights and duties of the parties hereto, excepting any claims arising prior to the effective date of the early termination, shall cease to exist.

     12. Delete Exhibit A to the Contract and substitute the "Revised Exhibit A" attached to this Amendment.

     13. Other than as amended and supplemented by the terms and conditions of this Amendment, the original terms and conditions of the Contract remain in full force and effect.

     14. This Amendment shall not be effective until Buyer has obtained the consent of the Fuji Bank and Trust Company, "Collateral Agent" as provided for in the certain Consent and Agreement dated April 12, 1990, executed by Seller and the collateral Agent.

                             BUYER:

                             PANDA-ROSEMARY,  L.P.  by   its
                             General Partner
                             PANDA-ROSEMARY CORPORATION
                             By:  Ralph T. Killian
                             Title: Vice President

                             SELLER:

                             NATURAL GAS CLEARINGHOUSE
                             By:
                             Title: Vice President